PRESS RELEASE



FOR IMMEDIATE RELEASE:                  CONTACT:

VALHI, INC.                             STEVEN L. WATSON
THREE LINCOLN CENTRE                    VICE PRESIDENT
5430 LBJ FREEWAY                        (972) 233-1700
DALLAS, TEXAS 75240-2697





                    VALHI, INC. DECLARES QUARTERLY DIVIDEND


     DALLAS, TEXAS . . . August 28, 1998 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on September 30, 1998 to stockholders of record at the close of business on September 11, 1998.

     Valhi is engaged in the titanium dioxide pigments, titanium metal products, ergonomic computer support systems, precision ball bearing slides, locking systems and waste management industries.

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